UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 29, 2009
Intermec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

6001 36th Avenue West Everett, Washington www.intermec.com		98203-1264
(Address of principal executive offices and internet site)		(Zip Code)

(425) 265-2400
(Registrant's telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory note:  This amendment is being filed to update information regarding the anticipated scope of a restructuring plan announced in April 2009, including a reduction in our estimate of the charges for the restructuring plan.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On April 30, 2009, we filed a Current Report on Form 8-K to report that, on April 29, 2009, we had committed to a business restructuring plan intended to reduce our operating cost structure over the remainder of 2009. These reductions were intended to help us realize a profitable annualized business model reflecting significantly reduced operating costs in line with revenue expectations driven by current economic conditions.

Under the business restructuring plan announced on April 30, 2009, we expected to reduce our global work force by approximately 12%, affecting most areas of the company. The charges for the restructuring plan were expected to be in a pre-tax range of $15.0 million to $17.0 million, all to be charged in 2009. We anticipated that substantially all of the costs would be severance related and would be cash expenditures.

We now expect that, under this restructuring plan, we will reduce our global work force by approximately 10%, affecting most areas of the company. We expect the total charges for the restructuring plan, as modified by this change, to be in a pre-tax range of $11.0 million to $13.0 million. We have recorded approximately $9.5 million through the third quarter of 2009. We expect approximately $2.0 million to be recorded in the fourth quarter of 2009, with the remainder expected to be recorded in the first quarter of 2010.

Item 7.01	Regulation FD Disclosure.

In Item 2.05 above, we updated our disclosure regarding a restructuring plan relating to a reduction of our global work force, as described more fully in Item 2.05 above. In Item 2.05, also we updated the anticipated pre-tax restructuring costs expected to result from the actions described in Item 2.05.

When completed, we estimate that the actions described in Item 2.05 of this Current Report are expected to result in annualized cost savings of approximately $17 million to $19 million. These savings would be in addition to the annualized savings of approximately $14 million to $16 million expected to result from the restructuring plan announced in January 2009 relating to our sales organization and other business functions, announced on January 8, 2009, and reported in a Current Report on Form 8-K filed on that date.

Forward-Looking Statements

Statements made in this filing and any related statements that express Intermec’s or our management’s intentions, hopes, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements about our view of general economic and market conditions, our cost reduction plans, our revenue, expense, earnings or financial outlook for the current or any future period, our ability to develop, produce, market or sell our products, either directly or through third parties, reduce or control expenses, improve efficiency, realign resources, continue operational improvement and year-over-year or sequential growth, and about the applicability of accounting policies used in our financial reporting. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties, which may cause our actual results to differ materially from those discussed in a forward-looking statement. These include, but are not limited to, risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission including, but not limited to, our annual reports on Form 10-K and quarterly reports on Form 10-Q, which are available on our website at www.intermec.com.

The foregoing information in this Item 7.01 is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intermec, Inc.
(Registrant)

Date: October 29, 2009	By: /s/ Robert J. Driessnack Robert J. Driessnack Senior Vice President and Chief Financial Officer